UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Term Loan Credit Agreement

On June 13, 2023, Sabre Financial Borrower, LLC (“SPV Borrower”), a Delaware limited liability company and a wholly-owned subsidiary of Sabre Corporation (the “Company,” “we,” “us,” or “our”), entered into the Term Loan Credit Agreement (the “Term Loan Credit Agreement”), among SPV Borrower, as borrower, Sabre Financing Holdings, LLC, as guarantor (“Holdings”), certain subsidiary guarantors party thereto, the lenders led by affiliates of Centerbridge Partners, L.P. (such lenders collectively, the “Lenders”), and Wilmington Trust, National Association, as administrative agent (the “Agent”).

The Term Loan Credit Agreement provides for a senior secured term loan facility (the “Term Loan Facility”) by the Lenders to SPV Borrower of up to $700 million, subject to SPV Borrower using the proceeds from the Term Loan Facility for an intercompany loan (the “New Pari 1L Facility”) to Sabre GLBL, Inc. (“Sabre GLBL”).

SPV Borrower’s obligations under the Term Loan Facility are guaranteed by certain existing and future foreign subsidiaries of Sabre GLBL organized in Luxembourg, the United Kingdom, Singapore, Australia, Poland, the Netherlands, Iceland, Uruguay and any other agreed jurisdiction (collectively, the “Foreign Guarantors”).

The Term Loan Credit Agreement, among other things, provides that:

a)	the Term Loan Facility matures on December 15, 2028;

b)

the interest on the Term Loan Facility is payable in cash; provided that, at SPV Borrower’s election, from June 13, 2023 until the last interest payment date occurring on or prior to December 31, 2025, the interest may be payable in kind;

c)

the Term Loan Facility bears interest at a floating rate, with interest periods ending on each successive three month anniversary of the closing date and set in arrears based on the average of the highest yield to maturity of any tranche of Sabre GLBL’s or any of its affiliates’ outstanding secured indebtedness (other than the Term Loan Facility, the New Pari 1L Facility or any securitization facility or special purpose financing of any joint venture) on each of the 20 prior trading days (the “Reference Rate”), plus (i) 25 basis points for cash interest or (ii) 175 basis points for payable-in-kind interest, with the Reference Rate for the first interest period deemed to be 13.00% per annum;

d)

the all-in interest rate floor is (x) 11.50% for cash interest and (y) 13.00% for payable-in-kind interest and the all-in interest rate ceiling is (x) 17.50% for cash interest and (y) 19.00% for payable-in-kind interest;

e)

all prepayments made on or prior to the third anniversary of the Term Loan Facility are subject to prepayment premiums as follows: (i) with respect to any prepayment occurring on or prior to the second anniversary of the Term Loan Facility, a customary make-whole amount, and (ii) with respect to any prepayment occurring after the second anniversary of the Term Loan Facility and on or prior the third anniversary of the Term Loan Facility, 25% of the applicable interest margin assuming all interest is payable in kind. After the third anniversary of the Term Loan Facility, all prepayments can be made at par plus accrued interest; and

f)	the Foreign Guarantors and their restricted subsidiaries are subject to a minimum liquidity covenant of at least $100 million.

In addition, the Term Loan Credit Agreement contains customary prepayment events and financial and negative covenants and other representations, covenants and events of default based on, but in certain instances more restrictive than, Sabre GLBL’s existing credit agreement.

On June 13, 2023, SPV Borrower borrowed the full $700 million amount under the Term Loan Facility and lent such funds to Sabre GLBL as the New Pari 1L Facility.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

New 1L Pari Passu Credit Agreement

On June 13, 2023, Sabre GLBL entered into the First Lien Pari Passu Credit Agreement (the “New Pari 1L Credit Agreement”), among Sabre GLBL, as borrower, Sabre Holdings Corporation, as guarantor (“Sabre Holdings”), SPV Borrower, as lender, and the Agent. The New Pari 1L Credit Agreement provides for the New Pari 1L Facility in an amount of up to $700 million.

In addition, the New Pari 1L Facility has the same economic terms as the Term Loan Facility, including:

a)	the New Pari 1L Facility matures on December 15, 2028;

b)

the interest on the New Pari 1L Facility is payable in cash; provided that, at Sabre GLBL’s election, from June 13, 2023 until the last interest payment date occurring on or prior to December 31, 2025, the interest may be payable in kind;

c)

the New Pari 1L Facility bears interest at the Reference Rate, plus (i) 25 basis points for cash interest or (ii) 175 basis points for payable-in-kind interest, with the Reference Rate for the first interest period deemed to be 13.00% per annum;

d)

the all-in interest rate floor is (x) 11.50% for cash interest and (y) 13.00% for payable-in-kind interest and the all-in interest rate ceiling is (x) 17.50% for cash interest and (y) 19.00% for payable-in-kind interest; and

e)

all prepayments made on or prior to the third anniversary of the New Pari 1L Facility are subject to prepayment premiums as follows: (i) with respect to any prepayment occurring on or prior to the second anniversary of the New Pari 1L Facility, a customary make-whole amount, and (ii) with respect to any prepayment occurring after the second anniversary of the New Pari 1L Facility and on or prior the third anniversary of the New Pari 1L Facility, 25% of the applicable interest margin assuming all interest is payable in kind. After the third anniversary of the New Pari 1L Facility, all prepayments can be made at par plus accrued interest.

In addition, the New Pari 1L Credit Agreement contains customary prepayment events and financial and negative covenants and other representations, covenants and events of default based on, but in certain instances more restrictive than, Sabre GLBL’s existing credit agreement (the “Existing Facility”).

Sabre GLBL drew on the New Pari 1L Facility in full amount on June 13, 2023 and used the proceeds to repurchase a portion of its outstanding 9.250% Senior Secured Notes due 2025 in a principal amount equal to $670 million pursuant to the Tender Offers (as described below), to make certain repurchases of its existing term loans and to pay certain fees and expenses in connection with the Term Loan Facility, the New Pari 1L Facility, the Tender Offers and such repurchases.

The foregoing description of the New Pari 1L Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Pari 1L Credit Agreement, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Guaranties

Pursuant to the Guaranty, dated as of June 13, 2023 (the “SPV Guaranty”), among Holdings, certain subsidiaries party thereto, and the Agent, SPV Borrower’s obligations under the Term Loan Facility are guaranteed on a joint and several basis by Holdings and, subject to a cap of $400 million plus accrued interest (the “Subsidiary Cap”), the Foreign Guarantors, subject to customary exceptions and limitations.

SPV Borrower’s, Holdings’ and the Foreign Guarantors’ obligations under the Term Loan Facility and the guarantees thereof are secured by all assets of Holdings and SPV Borrower, including SPV Borrower’s claims under the New Pari 1L Facility, and, subject to the Subsidiary Cap, all material assets of the Foreign Guarantors, subject to customary exceptions and limitations and agreed security principles applicable to local jurisdictions.

Pursuant to the Guaranty, dated as of June 13, 2023 (the “New Pari 1L Guaranty”), among Sabre Holdings, certain subsidiaries party thereto, and the Agent, Sabre GLBL’s obligations under the New Pari 1L Facility are guaranteed on a joint and several basis by Sabre Holdings and the other subsidiary guarantors (together with Sabre Holdings, the “Guarantors”) under the Existing Facility on a pari passu basis with the Existing Facility.

Sabre GLBL’s and the Guarantors’ obligations under the New Pari 1L Facility and the guarantees thereof are secured by first-priority liens on the same collateral securing, on a pari passu basis, the indebtedness owing under the Existing Facility, and Sabre GLBL’s existing senior secured notes, pursuant to certain security agreements and pledge agreements.

This description of the the SPV Guaranty and the New Pari 1L Guaranty does not purport to be complete and is qualified in its entirety by reference to the full texts of such agreements, copies of which are attached as Exhibits 10.2 and 10.4, respectively, hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The New Pari 1L Facility contains covenants that limit, among other things, Sabre GLBL’s ability to pay dividends on its capital stock, subject to certain exceptions, which may in turn, impact the ability of holders of Sabre’s common stock to receive dividends. The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Other Events

On June 12, 2023, Sabre issued a press release announcing the early tender results of its previously disclosed cash tender offers (the “Tender Offers”) to purchase certain of Sabre GLBL’s outstanding senior secured notes, as well as certain amendments to the terms of its offer to purchase such securities.

In addition, on June 13, 2023, Sabre issued a press release announcing the completion of the financing consisting of the Term Loan Facility and the New Pari 1L Facility, as described above, and the purchase of $670 million in principal amount of Sabre GLBL’s 9.250% Senior Secured Notes due 2025 in the Tender Offers.

Copies of these press releases are attached as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “believe,” “likely,” “encouraged,” “resilient,” “outlook,” “goal,” “opportunity,” “target,” “future,” “trend,” “plan,” “guidance,” “anticipate,” “will,” “forecast,” “continue,” “on track,” “objective,” “trajectory,” “scenario”, “strategy,” “estimate,” “project,” “possible,” “may,” “should,” “would,” “intend,” “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2023, our Annual Report on Form 10-K filed with the SEC on February 17, 2023 and in our other filings with the SEC. We cannot guarantee future events, including outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Term Loan Credit Agreement, dated as of June 13, 2023, among Sabre Financial Borrower, LLC, as borrower, Sabre Financing Holdings, LLC, as holdings, the subsidiary guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent.

10.2	Guaranty, dated as of June 13, 2023, among Sabre Financing Holdings, LLC, as holdings, certain subsidiaries party thereto, and Wilmington Trust, National Association, as administrative agent.

10.3	First Lien Pari Passu Credit Agreement, dated as of June 13, 2023, among Sabre GLBL Inc., as borrower, Sabre Holdings Corporation, as holdings, Sabre Financial Borrower, LLC, as lender, and Wilmington Trust, National Association, as administrative agent.

10.4	Guaranty, dated as of June 13, 2023, among Sabre Holdings Corporation, as holdings, certain subsidiaries party thereto, and Wilmington Trust, National Association, as administrative agent.

99.1	Press Release dated June 12, 2023.

99.2	Press Release dated June 13, 2023.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2023

Sabre Corporation

By:	/s/ Michael Randolfi
Name:	Michael Randolfi
Title:	Executive Vice President and Chief Financial Officer